UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163

1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150

1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On December 15, 2011, Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU” and, collectively with LG&E, the “Companies”) received Kentucky Public Service Commission (“KPSC”) approval in their proceedings before the KPSC relating to environmental cost recovery (“ECR”) plans.  The KPSC order approves the terms of the previously announced Settlement Agreement, dated November 9, 2011, entered into between the Companies and the parties to the current proceedings (“Settlement Agreement”).  The KPSC order authorizes the installation of environmental upgrades at certain of the Companies’ plants during 2012-2016 representing approximate capital costs of $1.4 billion at LG&E and $896 million at KU.

In connection with the approved projects, the KPSC order allows recovery through the ECR rate mechanism of the capital costs and operating expenses of the projects and grants Certificates of Public Convenience and Necessity for their construction.  The KPSC order also confirms an existing 10.63% authorized return on equity for projects remaining from earlier ECR plans of the Companies and provides for an authorized return on equity of 10.10% for the approved projects in their 2011 ECR proceedings.

The KPSC order notes KU’s consent in the Settlement Agreement to defer requested approval for certain environmental upgrades at its E.W. Brown plant, which represented an estimated $218 million in capital costs. KU retains the right to operate and dispatch the E.W. Brown plant in accordance with applicable environmental standards and the right to request approval of the deferred projects in future regulatory proceedings.

Under the terms of the KPSC order, the Companies will increase funding levels for certain heating assistance programs for low-income customers.

Statements in this report and the accompanying press release, including statements with respect to future events and their timing, including the proposed transactions contemplated in the Companies’ regulatory filing, such as the new environmental facilities construction, the eventual operation of such facilities, the actual capital costs and operating expenses associated therewith and the rate recovery or returns on equity ultimately achieved, as well as other statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws.  Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:, receipt of any remaining necessary government permits, approvals, subsequent phases of rate relief and regulatory cost recovery; market demand and prices for electricity; political, regulatory or economic conditions in states, regions or countries where the Companies conduct business; and new state, federal or foreign legislation, including new tax or environmental legislation or regulation.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K, each Company’s respective Form S-4 registration statement and other reports on file with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release dated December 15, 2011 of Louisville Gas and Electric Company and Kentucky Utilities Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

LG&E AND KU ENERGY LLC

By:	/s/ S. Bradford Rives
S. Bradford Rives Chief Financial Officer

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ S. Bradford Rives
S. Bradford Rives Chief Financial Officer

KENTUCKY UTILITIES COMPANY

By:	/s/ S. Bradford Rives
S. Bradford Rives Chief Financial Officer

Dated:  December 16, 2011